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                                                                    EXHIBIT 4.23


                             SECURED PROMISSORY NOTE

                               (ACQUISITION NOTE)

$6,000,000.00                                                   October 30, 1998
                                                                   Dallas, Texas

                  FOR VALUE RECEIVED, each of the undersigned, jointly and severally, (hereinafter collectively referred to as "Borrowers", and each individually, a "Borrower"), hereby promise (as hereinafter defined) with respect to the Acquisition Loan to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Lender"), or its registered assigns at the office of Fleet Capital Corporation, as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States, in immediately available funds, at the time of payment, the principal sum of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00), or such lesser principal amount as may be outstanding pursuant to the Loan Agreement together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

                  This Secured Promissory Note (the "Note") is one of the Acquisition Notes referred to in, and is issued pursuant to, that certain Loan and Security Agreement dated as of October 30, 1998 by and among Borrowers, the lenders signatories thereto (including Lender) and Fleet Capital Corporation ("FCC") as Agent for said lenders (FCC in such capacity "Agent") (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

                  For so long as no Event of Default shall have occurred and be continuing the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

                  (a) Interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement;

                  (b) Principal shall be due and payable monthly commencing on the first day of the first calendar month after the Acquisition Loan Commitment Termination Date, and continuing on the first day of each month thereafter to and including the first day the month in which the Commitment Termination Date occurs, in installments equal to the aggregate outstanding principal balance of the Acquisition Loans on the Acquisition Loan Commitment Termination Date DIVIDED BY 48; and

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                  (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on the Commitment Termination Date.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

                  This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrowers may also prepay this Note in the manner provided in Section 4 of the Loan Agreement.

                  Upon the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, and become or be declared immediately due and payable.

                  The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

                  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by each Borrower.






















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                  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

RAMSAY HEALTH CARE, INC.
RAMSAY YOUTH SERVICES, INC.
BETHANY PSYCHIATRIC HOSPITAL, INC.
BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.
EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION
GREAT PLAINS HOSPITAL, INC.
GULF COAST TREATMENT CENTER, INC.
HAVENWYCK HOSPITAL, INC.
H. C. CORPORATION
HSA HILL CREST CORPORATION
HSA OF OKLAHOMA, INC.
MICHIGAN PSYCHIATRIC SERVICES, INC.
RAMSAY EDUCATIONAL SERVICES, INC.
RAMSAY LOUISIANA, INC.
RAMSAY MANAGED CARE, INC.
RAMSAY YOUTH SERVICES OF ALABAMA, INC.
RAMSAY YOUTH SERVICES OF FLORIDA, INC.
RAMSAY YOUTH SERVICES OF SOUTH CAROLINA, INC.
RHCI SAN ANTONIO, INC.
TRANSITIONAL CARE VENTURES, INC.
TRANSITIONAL CARE VENTURES (TEXAS), INC.

By:
   --------------------------------
Name: Jorge Rico
Its:  Vice President

H. C. PARTNERSHIP
By:  H.C. CORPORATION, General Partner
By:  HSA HILL CREST CORPORATION, General Partner

By:
   --------------------------------
Name: Jorge Rico
Its:  Vice President

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